SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED BY PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

|_|    Preliminary Proxy Statement           [ ] Confidential, For Use of the
|_|    Definitive Proxy Statement                Commission Only(as permitted by
|_|    Definitive Additional Materials           Rule 14a-6(e)(2))
|X|    Soliciting Material Under Rule 14a-12

                       High Country Financial Corporation
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_| Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transactions:

     (5)  Total fee paid:

|_|  Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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     This filing contains  forward-looking  statements within the meaning of the
Private Securities Litigation Reform Act of 1995. Such statements include but are not limited to, (1) statements about the benefits of the combination of High Country Bank (the operating subsidiary of High Country Financial Corporation) with and into Yadkin Valley Bank and Trust Company, including future financial and operating results, cost savings, and enhanced revenues, (2) statements with respect to High Country Financial Corporation's and Yadkin Valley Bank and Trust Company's plans, objectives, expectations and intentions and other statements that are not historical facts; and (3) other statements identified by words such
as  "believes",  "expects",  "anticipates",   "estimates",  "intends",  "plans",
"targets", "projects", and similar expressions. These statements are based upon the current beliefs and expectations of High Country Financial Corporation's and Yadkin Valley Bank and Trust Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

     The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) expected revenue synergies and cost savings from the combination may not be fully realized or realized within the expected time frame; (2) revenues following the combination may be lower than expected; (3) the ability to obtain governmental approvals of the combination on the proposed terms and schedule; (4) the failure of High Country Financial Corporation's and Yadkin Valley Bank and Trust Company's stockholders to approve the combination;
(5) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (6) the strength of the United States economy in general and the strength of the local economies in which the combined company will conduct operations may be different than expected, resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit and negative effects on the combined company's loan portfolio and allowance for loan losses; (7) changes in the U.S. legal and regulatory framework; and (8) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the combined company. Additional factors that could cause High Country Financial Corporation's and Yadkin Valley Bank and Trust Company's results to differ materially from those described in the forward-looking statements can be found in High Country Financial Corporation's and Yadkin Valley Bank and Trust Company's reports (such as Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC's Internet site (http://www.sec.gov) in the case of High Country Financial
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Corporation and filed with the Federal Deposit Insurance Corporation, Securities and Disclosure Section, Washington, D.C. with respect to Yadkin Valley Bank and Trust Company. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to High Country Financial Corporation and Yadkin Valley Bank and Trust Company or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. High Country Financial Corporation and Yadkin Valley Bank and Trust Company do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

     Subject to negotiation and execution of a definitive agreement and approval by applicable Federal and State regulatory authorities, the proposed transaction will be submitted to High Country Financial Corporation's and Yadkin Valley Bank and Trust Company's stockholders for their consideration, and High Country
Financial Corporation and Yadkin Valley Bank and Trust Company will file a registration statement, a joint proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC and the FDIC. Stockholders are urged to read any registration statement and any joint proxy statement/prospectus, as well as other filings containing information about High Country Financial Corporation and Yadkin Valley Bank and Trust Company, at the SEC's Internet site (http://www.sec.gov). Copies of the joint proxy
                          --------------------

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statement/prospectus  and the securities  filings that will be  incorporated  by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to John M. Brubaker, President and CEO, High Country Financial Corporation, 149 Jefferson Road, Boone, North Carolina 28607-2478 (828-265-4333), or to William A. Long, President and CEO, Yadkin Valley Bank and Trust Company, Post Office Box 888, Elkin, North Carolina 28621-0888 (336-526-6300).

     High Country Financial Corporation and Yadkin Valley Bank and Trust Company, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of High Country Financial Corporation and Yadkin Valley Bank and Trust Company in connection with the combination. Information about the directors and executive officers of High Country Financial Corporation and their ownership of High Country Financial Corporation common stock is set forth in the proxy statement, dated April 10, 2003, for High Country Financial Corporation's 2003 annual meeting of stockholders, as filed with the SEC on Schedule 14A. Information about the directors and executive officers of Yadkin Valley Bank and Trust Company and their ownership of Yadkin Valley Bank and Trust Company common stock is set forth in the proxy statement, dated March 20, 2003, for Yadkin Valley Bank and Trust Company's 2003 annual meeting of stockholders, as filed with the FDIC. Additional information regarding the interests of those participants may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.



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THE  FOLLOWING IS A JOINT PRESS  RELEASE  ISSUED BY YADKIN VALLEY BANK AND TRUST
and HIGH COUNTRY Bank ON MAY 28, 2003


Press Release - For Immediate Release


For Further Information Contact:
--------------------------------

Mr. William A. Long                                  Mr. John M. Brubaker
President and CEO                                    President and CEO
Yadkin Valley Bank and Trust Company                 High Country Bank
Post Office Box 888                                  149 Jefferson Road
Elkin, NC  28621-0888                                Boone, NC 28607-2478
(336) 526-6300                                       (828) 265-4333


                    YADKIN VALLEY BANK AND TRUST COMPANY AND
                   HIGH COUNTRY BANK ANNOUNCE INTENT TO MERGE


Elkin and Boone, North Carolina, May 28, 2003 - William A. Long, President and CEO of Yadkin Valley Bank and Trust Company (Nasdaq: YAVY), and John M. Brubaker, President and CEO of High Country Financial Corporation, and its subsidiary, High Country Bank (OTC Bulletin Board: HGCF and HGCFU), today announced that the two community banks have reached a tentative agreement whereby Yadkin Valley will acquire High Country. The proposed merger will result in a banking franchise with total assets of approximately $830 million, deposits of approximately $698 million, and capital of approximately $82 million and 18 full service banking offices in central and northwestern North Carolina.

In the proposed transaction, High Country shareholders would receive either $24.30 in cash or 1.35 shares of Yadkin Valley common stock (subject to adjustment based on an average closing price of Yadkin Valley common stock) for each share of High Country common stock owned; provided that ten percent of the High Country shares are converted into cash. At Yadkin Valley's recent market value, the total consideration to be issued to High Country's shareholders has a value of $34.5 million or 2.2X High Country's stockholders' equity as of March 31, 2003. In addition, the outstanding options and warrants to purchase High Country common stock may be surrendered upon closing of the merger, with their holders receiving cash equal to the difference between the exercise price of the options and warrants and $24.30. Yadkin Valley anticipates that the transaction will cause less than 1% dilution to Yadkin's diluted earnings per share in the first year of combined operations and accretion to diluted earnings per share thereafter.

After the merger, it is anticipated that High Country Bank's offices in Watauga County will continue to operate as "High Country Bank, a division of Yadkin Valley Bank and Trust Company." Upon closing, John Brubaker, President and CEO

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of High Country Bank, will assume responsibilities as one of three Regional
Presidents for the combined institution. The transaction is subject to negotiation and execution of a definitive agreement, approval of the shareholders of both High Country Financial Corporation and Yadkin Valley Bank, approval by Federal and State regulatory authorities, and other conditions customary for transactions of this type.

Commenting on the proposed merger, Bill Long stated, "We are delighted to have this opportunity to expand our franchise further into western North Carolina. This merger combines two community bank organizations that share a common operating philosophy and dedication to delivering quality customer service and shareholder value. Both organizations agree that the key to banking success is building loyal, long-term, financial relationships with our customers. We look forward to John Brubaker and his dedicated staff becoming a part of Yadkin Valley Bank and continuing their fine service to western North Carolina's communities." Long added, "We are confident that the financial impact of the proposed merger on our shareholders will be quickly positive. High Country is experiencing rapidly increasing profitability, and, in our analysis of the transaction, we have assumed very conservative estimates of merger-related cost savings, less than 5% of High Country's noninterest expenses in the first year of combined operations."

High Country's John Brubaker added "We are excited about the prospects for our combined institution. We look forward to serving our combined markets, customers and shareholders. Yadkin Valley has long been known as one of the finest community banks in North Carolina and the country. We expect our customers, staff and shareholders will be pleased with the results of this combination."

Yadkin Valley Bank is a community bank with $656 million in assets as of March 31, 2003. In addition to its main office located in Elkin, North Carolina, it operates offices in Jefferson and West Jefferson (Ashe County), Wilkesboro and North Wilkesboro (Wilkes County), Elkin (Surry County), and East Bend and Jonesville (Yadkin County) under the Yadkin Valley Bank name. It also operates offices in Statesville and Mooresville (Iredell County), and Cornelius and Huntersville (Mecklenburg County) under the assumed name "Piedmont Bank".

High Country Bank, the operating subsidiary of High Country Financial Corporation, was chartered in November 1998, and had total assets of $174 million as of March 31, 2003. It operates three offices in Boone (Watauga County) and two offices in West Jefferson (Ashe County).

The Carson Medlin Company served as financial advisor to Yadkin Valley. Smith Capital will be providing the fairness opinion for High Country. The parties anticipate that the merger will close in the fourth quarter of 2003.

This document contains Forward-Looking Statements that are subject to risks and uncertainties. These Forward-Looking Statements include information about possible or assumed future results of our operations. When we use any of the words "believes", "expects", "anticipates", "confident" or similar expressions, we are making Forward-Looking Statements. Many possible events or factors could affect the future financial results and performance of the combined company.

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This could cause results or performance to differ materially from those expressed in our Forward-Looking Statements. You should consider these risks. These possible events or factors include the following: the merger may not be consummated; the banks may not be able to effectively merge the operations so as to achieve economies of scale; and our customer base may not remain loyal as a result of the merger.

                                *end of release*